                                                                   EXHIBIT 10.21


                                                                  Execution Copy


                   REVISED FIFTH AMENDMENT TO PARENT GUARANTY

               This Revised Fifth Amendment to Parent Guaranty (the "Revised Amendment") is entered into as of September 23, 2002, to a certain Second Amended and Restated Parent Guaranty dated as of August 1, 1999, as amended by a certain Amendment to Parent Guaranty dated as of September 29, 2000, as amended by a certain Second Amendment to Parent Guaranty and Waiver dated as of March 13, 2001, as amended by a certain Third Amendment to Parent Guaranty dated as of April 12, 2001, and as amended by a certain Fourth Amendment to Parent Guaranty dated as of January 18, 2002 and effective as of September 30, 2001 (collectively, the "Parent Guaranty") issued by Caraustar Industries, Inc., a North Carolina corporation (the "Guarantor"), in favor of Toronto Dominion (Texas), Inc., as administrative agent for the Lenders and the Issuing Bank (the "Administrative Agent") (capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Parent Guaranty).

                                   WITNESSETH:

               WHEREAS, an affiliate of the Administrative Agent has issued for the account of Standard Gypsum, L.P., a Delaware limited partnership and the successor by conversion to Standard Gypsum, L.L.C., a Texas limited liability company (the "Borrower"), a letter of credit in the aggregate original face amount of $46,643,014 (the "First Letter of Credit"), pursuant to a Reimbursement Agreement (the "First Reimbursement Agreement") dated as of May 1, 1999 between the Borrower and the issuer of the Letter of Credit (the "Issuing Bank"); and

               WHEREAS, the Issuing Bank has also issued for the account of the Borrower an additional letter of Credit in the aggregate original face amount of $10,095,891 (the "Second Letter of Credit" and, collectively with the First Letter of Credit, the "Letter of Credit"), pursuant to a Reimbursement Agreement (the "Second Reimbursement Agreement" and, collectively with the First Reimbursement Agreement, the "Reimbursement Agreement") dated as of August 1, 1999 between the Borrower and Issuing Bank; and

               WHEREAS, Toronto Dominion (Texas), Inc. acts as Administrative Agent for itself and for the benefit of the Issuing Bank in connection with the transactions contemplated by the Reimbursement Agreement; and

               WHEREAS, the Borrower is a fifty percent (50%) subsidiary of the Guarantor and the Guarantor, in connection with the transactions contemplated by the Reimbursement Agreement, has agreed to guarantee fifty percent (50%) of the obligations and covenants of the Borrower under the Reimbursement Agreement and the other Loan Documents (the Reimbursement Agreement and the other Loan Documents as previously executed and as amended, modified or extended from time to time, the "Guaranteed Agreements"); and

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               WHEREAS, the Guarantor, certain of its subsidiaries, the Lenders thereunder, and Bank of America, N.A., as administrative agent, are parties to that certain Credit Agreement dated as of March 29, 2001 (as amended, restated or otherwise modified from time to time, the "Guarantor Credit Agreement"); and

               WHEREAS, the parties to the Guarantor Credit Agreement have agreed to amend the provisions thereof and, in connection therewith, to enter into a Security Agreement (the "Security Agreement") under which the Guarantor and its subsidiaries party thereto will provide Bank of America, N.A., as administrative agent, and the Lenders thereunder with a lien on certain of their assets, and such parties have further agreed that the Administrative Agent is an intended third party beneficiary, for itself and on behalf of the Issuing Bank, of such lien and shall share in the distribution of proceeds from any recovery from such assets in accordance with the provisions of the Security Agreement; and

               WHEREAS, the parties previously entered into that certain Fifth Amendment to Parent Guaranty dated as of June 3, 2002 (the "June 2002 Amendment"), which contained certain amendments to the Parent Guaranty and other agreements among the parties with respect to the Parent Guaranty; and

               WHEREAS, notwithstanding the fact that the June 2002 Amendment was executed by the parties and deemed closed as of June 3, 2002, the June 2002 Amendment contained certain conditions to effectiveness that have not been satisfied and, accordingly, the June 2002 Amendment has not become effective except to the extent provided therein; and

               WHEREAS, the Guarantor has requested that the Administrative Agent, the Lenders and the Issuing Bank agree to amend certain provisions of the Parent Guaranty, and the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, has agreed to such amendments on the terms and conditions set forth herein, and the parties intend for this Revised Amendment to amend, restate and replace in its entirety the June 2002 Amendment, and the June 2002 Amendment shall have no further force and effect; and

               NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree that, as of the Effective Date (as defined below), the June 2002 Amendment is amended, restated and replaced in its entirety as set forth herein, and further agree as follows:

        1.     Amendment and Restatement of Section 18(a) of the Parent
Guaranty.

                      (a) Section 18 of the Parent Guaranty is hereby amended and restated by deleting the existing Section 18(a)(i) in its entirety and by substituting the following therefor:

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                      "(i) At all times after the Fourth Amendment Effective
               Date (as defined in the Credit Agreement dated as of March 29, 2001 among the Guarantor, certain of its subsidiaries, the Lenders thereunder, and Bank of America, N.A., as Administrative Agent (as in effect on the Effective Date of the Revised Fifth Amendment to this Guaranty, the "Guarantor Credit Agreement")), the Guarantor and the other Credit Parties (as defined in the Guarantor Credit Agreement) shall not permit Tangible Net Worth to be less than the TNW Floor (as defined below) plus, as of the end of each fiscal quarter, commencing with the end of the first fiscal quarter ending after the Fourth Amendment Effective Date,
               (i) 50% of Net Income (to the extent positive) for the fiscal quarter then ended (or, with respect to the fiscal quarter in which the JS Industrial Packaging Group Acquisition (as defined below) occurs, for the portion of the fiscal quarter occurring after the date such acquisition is consummated), such increases to be cumulative, and (ii) 100% of the net cash proceeds of equity issuances during the fiscal quarter then ended (or, with respect to the fiscal quarter in which the JS Industrial Packaging Group Acquisition occurs, for the portion of the fiscal quarter occurring after the date such acquisition is consummated), such increases to be cumulative.

               "For purposes hereof, "TNW Floor" shall mean (A) initially, $108,900,000 and (B) upon the consummation of the JS Industrial Packaging Group Acquisition, 90% of actual Tangible Net Worth as of the date of such consummation (and after giving effect thereof), as calculated in good faith by the Guarantor and as certified in writing to Bank of America, N.A., as administrative agent under the Guarantor Credit Agreement, on the date of such consummation by a responsible officer of the Guarantor. "JS Industrial Packaging Group Acquisition" shall mean the Guarantor's acquisition from Jefferson Smurfit Corporation (U.S.) of the business referred to as the "JS Industrial Packaging Group" for an aggregate consideration of approximately $90,000,000 (plus approximately $5,000,000 of transaction costs)."

                      (b) Section 18 of the Parent Guaranty is hereby further amended and restated by deleting the existing table contained in Section 18(a)(ii) in its entirety and by substituting the following therefor:

               ----------------------------------------------------------------------
                                                                  Maximum Total
                               Period                            Leverage Ratio
               ----------------------------------------------------------------------
               fiscal quarter ending March 31, 2001                   72.5%
               ----------------------------------------------------------------------
               fiscal quarter ending June 30, 2001                    72.5%
               ----------------------------------------------------------------------
               fiscal quarter ending September 30, 2001               72.5%
               ----------------------------------------------------------------------
               fiscal quarter ending December 31, 2001                72.5%
               ----------------------------------------------------------------------
               fiscal quarter ending March 31, 2002                   70.0%
               ----------------------------------------------------------------------


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
               fiscal quarter ending June 30, 2002                    70.0%
               ----------------------------------------------------------------------
               fiscal quarter ending September 30, 2002               70.0%
               ----------------------------------------------------------------------
               fiscal quarter ending December 31, 2002                70.0%
               ----------------------------------------------------------------------
               fiscal quarter ending March 31, 2003                   70.0%
               ----------------------------------------------------------------------
               fiscal quarter ending June 30, 2003                    70.0%
               ----------------------------------------------------------------------
               fiscal quarter ending September 30, 2003               67.5%
               ----------------------------------------------------------------------
               fiscal quarter ending December 31, 2003 and            65.0%
               each fiscal quarter ending thereafter
               ----------------------------------------------------------------------


                      (c) Section 18 of the Parent Guaranty is hereby further amended and restated by deleting the existing Section 18(a)(iii) in its entirety and by substituting the following therefor:

                      "(iii) Guarantor shall maintain a Fixed Charge Coverage
               Ratio, measured as of the end of each fiscal quarter ending on or after September 30, 2002, of 1.50 to 1.00.

               For purposes of the foregoing financial covenant, "Fixed Charge Coverage Ratio" shall mean the ratio of the Guarantor's EBITDA minus Capital Expenditures (each as defined in the Guarantor Credit Agreement) to the sum of the Guarantor's Interest Expense plus Cash Taxes plus Dividends plus Scheduled Debt Payments (each as defined in the Guarantor Credit Agreement), in each case for the period of four (4) consecutive fiscal quarters ending on such day."

        2. Amendment and Restatement of Section 18(b) of the Parent Guaranty. Section 18 of the Parent Guaranty is hereby amended and restated by deleting the existing Section 18(b) in its entirety and by substituting the following therefor:

                      "(b) The Guarantor agrees that it shall pay a fee in favor of the Administrative Agent for the benefit of the Issuing Bank, commencing on the effective date of the Revised Fifth Amendment to this Guaranty, payable at the times and in the manner provided for the payment of Letter of Credit fees pursuant to Section 2.3 of the Reimbursement Agreement, on fifty percent (50%) of the remaining face amount of the Letter of Credit, at a rate equal to the higher of (i) the "Applicable Percentage" for "Offshore Rate Loans," subject to the quarterly increases set forth in the definition of "Applicable Percentage", as each such term is defined in the Guarantor Credit Agreement, or (ii) the interest rate per annum equal to the per annum Letter of Credit fee that would be paid by Guarantor if its long-term senior unsecured debt alone were the basis for the application of the Pricing Grid contained in Section 2.3(a) of the Reimbursement

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               Agreement, less, in either case, the rate set forth for the
               Letter of Credit fees in the Reimbursement Agreement."

        3. Representations and Warranties. The Guarantor hereby represents and warrants in favor of the Administrative Agent on behalf of the Lenders and Issuing Bank that:

                      (i) each representation and warranty set forth in the Parent Guaranty is hereby restated and affirmed as true and correct on the date hereof;

                      (ii)   the Guarantor has the corporate power and authority
               (a) to enter into this Revised Amendment, and (b) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

                      (iii) this Revised Amendment has been duly authorized, validly executed and delivered by the Guarantor and the Parent Guaranty, as amended by this Revised Amendment, constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it and in accordance with its terms; and

                      (iv) the execution and delivery of this Revised Amendment and performance by the Guarantor of its obligations under the Parent Guaranty, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Guarantor which has not already been obtained and will not be in contravention of or in conflict with the Certificate of Incorporation or Bylaws of the Guarantor or the provisions of any Applicable Law or any material indenture, agreement or other instrument to which the Guarantor is party or by which its assets or properties are bound or affected.

        4. Conditions Precedent to Effectiveness. This Revised Amendment shall be deemed effective as of the date (the "Effective Date") upon which each of the following terms and conditions has been satisfied:

               (a) The Administrative Agent shall have received duly executed counterparts of this Revised Amendment signed by the Guarantor;

               (b) The continued truth and accuracy of the representations and warranties contained in Section 3 hereof (including giving effect to the JS Industrial Packaging Group Acquisition, but only if consummated on or prior to such date) with the same effect as if made on such date;

               (c) The Administrative Agent shall have received a fee of 0.25% on the maximum principal amount guarantied under this Guaranty, which fee shall be fully earned when due and non-refundable when paid (it being understood and agreed that such fee shall be in addition to the amendment fee previously paid to the Administrative Agent for the consent of the Administrative Agent, the Lenders and the Issuing Bank to the June 2002 Amendment, which prior fee was paid at the closing of the June 2002 Amendment and is fully earned and non-refundable);

               (d) The Security Agreement shall have been executed and the Guarantor shall have delivered to Bank of America, N.A., as collateral agent (the "Collateral Agent"), all such other documents as the Collateral Agent may reasonably require, including without limitation, an opinion of counsel;

               (e) The Guarantor's requisite senior lenders shall have agreed to provisions amending the Guarantor Credit Agreement, substantially identical to the change in this Revised Amendment to Section 18(a) of the Guaranty (and other senior lenders to the Guarantor similarly situated shall also have agreed to a substantially identical amendment), and such amendment shall have become effective; and

               (f) The Administrative Agent shall have received any other documents it may reasonably request, certified by an appropriate governmental official or officer of the Guarantor if so requested.

        5.     No Other Amendments or Waivers.

               (a) Except for the amendments expressly set forth and referred to in Sections 1 and 2, the Guaranty shall remain unchanged and in full force and effect and is hereby in all respects ratified and affirmed.

               (b) The Guarantor hereby acknowledges and agrees that any amendment or other change after the Effective Date of this Revised Amendment to the Guarantor Credit Agreement shall not affect the fee payable by the Guarantor pursuant to Section 18(b) of the Parent Guaranty (as amended by this Revised Amendment) unless the Administrative Agent has consented to such amendment in writing and a corresponding amendment to the Parent Guaranty is executed by the Guarantor and the Administrative Agent.

        6. Counterparts. This Revised Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Revised Amendment in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

        7. Governing Law. This Revised Amendment shall be deemed to be made pursuant to the internal laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York, and shall be construed, interpreted, performed and enforced in accordance therewith.

        8. Loan Document. This Revised Amendment shall be deemed to be a Loan Document for all purposes.


             [The remainder of the page is intentionally left blank]

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               IN WITNESS WHEREOF, the parties hereto have executed this Revised
Amendment or caused it to be executed under seal by their duly authorized officers, effective as of the day and year first written above.

GUARANTOR:              CARAUSTAR INDUSTRIES, INC.

                                By: /s/ Henry L. Thrash, III
                                    ______________________________________

                                Its: Vice President Planning & Development
                                     and Chief Financial Officer
                                    ______________________________________

ADMINISTRATIVE
AGENT:                  TORONTO DOMINION (TEXAS), INC.

                                By: /s/ Carol Brandt
                                    ______________________________________

                                Its: Vice President
                                    ______________________________________




                   REVISED FIFTH AMENDMENT TO PARENT GUARANTY